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                                 EXHIBIT 2





                      [CB BANCSHARES, INC. LETTERHEAD]









                              March 14, 1996



Mr. George D. Reycraft
Chairman of the Board
S.D. Securities, Inc.
One Chase Manhattan Plaza
New York, NY  10005

Dear Mr. Reycraft:

I received on March 13, 1996, (1) your letter of March 12, 1996, nominating Mr. William M. Griffin, owner of 5,000 shares of CB Bancshares, Inc., in your capacity as Chairman of the Board of S.D. Securities, Inc., which owns 52,878 shares of CB Bancshares, Inc. (2) confirmation of Mr. Griffin to serve as a Director of CB Bancshares, Inc., if elected by the shareholders at the next annual meeting, and (3) a copy of a brief summary of Mr. Griffin's background.

Thank you very much for your communication. I will write you requesting further information that may be required, and to inform you of the date, time and place of the 1996 Annual Meeting of Stockholders.

                              Yours sincerely,


                              /s/ James H. Kamo
                              James H. Kamo
                              Corporate Secretary


JHK:jm

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                      [CB BANCSHARES, INC. LETTERHEAD]















                              March 14, 1996



Mr. George D. Reycraft
Chairman of the Board
S.D. Securities, Inc.
One Chase Manhattan Plaza
New York, NY  10005

Dear Mr. Reycraft:

I received on March 13, 1996, (1) your letter of March 12, 1996, nominating Mr. H. Clifton Whiteman, owner of 1,500 shares of CB Bancshares, Inc., in your capacity as Chairman of the Board of S.D. Securities, Inc., which owns 52,878 shares of CB Bancshares, Inc. (2) confirmation of Mr. Whiteman to serve as a Director of CB Bancshares, Inc., if elected by the shareholders at the next annual meeting, and (3) a copy of a brief summary of Mr. Whiteman's background.

Thank you very much for your communication. I will write you requesting further information that may be required, and to inform you of the date, time and place of the 1996 Annual Meeting of Stockholders.

                              Yours sincerely,


                              /s/ James H. Kamo
                              James H. Kamo
                              Corporate Secretary


JHK:jm